Exhibit No. 3(ii) - Amended and Restated By-Laws of MAF Bancorp, Inc.

                                                   As Amended, December 19, 2000
                                 Section 8, Article I, As Amended March 27, 2001


                             AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                               MAF BANCORP, INC.


                                   ARTICLE I

                                 STOCKHOLDERS
                                 ------------

     Section 1.  Annual Meeting.
                 --------------

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

     Section 2.  Special Meetings.
                 ----------------

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter, the "Whole Board").

     Section 3.  Notice of Meetings.
                 ------------------

     Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.  Quorum.
                 ------

     At any meeting of the stockholders, the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stated that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5.  Organization.
                 ------------

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6.  Conduct of Business.
                 -------------------
            (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

            (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not later than sixty (60) days prior to the date of mailing of proxy solicitation materials relating to the prior year's annual meeting, or in the event that the date of the meeting has changed more than thirty (30) days from the anniversary date of the prior year annual meeting, such notice must be delivered or mailed to and received by the Corporation not later than ninety (90) days in advance of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desires to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposed such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

            (c) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not later than sixty
     (60) days prior to the date of mailing or proxy solicitation materials relating to the prior year's annual meeting, or in the event that the date of the meeting has changed more than thirty (30) days from the prior year, such notice must be delivered or mailed not later than ninety (90) days in advance of such meeting. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this
     Section 6(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 7.  Proxies and Voting.
                 ------------------

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one (1) vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast. Broker non-votes shall not be deemed to be votes cast.

     Section 8.  Stock List.
                 ----------

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9.  Consent of Stockholders in Lieu of Meeting.
                 ------------------------------------------

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

     Section 1.  General Powers, Number and Term of Office.
                 -----------------------------------------

     The business and affairs of the Corporation shall be under the direction of its board of directors. The number of directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be twelve (12). The Board of Directors shall annually elect a Chairman of the Board from among its members, and the Chairman of the Board shall preside at Board of Directors meetings or, in his absence, such meeting shall be presided over by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting.

     The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified or until his earlier resignation or removal. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     Section 2.  Vacancies and Newly Created Directorships.
                 -----------------------------------------

     Subject to the rights of the holders of any class or series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

     Section 3.  Regular Meetings.
                 ----------------

     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the

Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 4.  Special Meetings.
                 ----------------

     Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or by telegraphing or telexing or electronic delivery, or by facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5.  Quorum.
                 ------

     At any meeting of the Board of Directors, a majority of the authorized number of directors then constituting the Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

     Section 6.  Participation in Meetings By Conference Telephone.
                 -------------------------------------------------

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7.  Conduct of Business.
                 -------------------

     At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 8.  Compensation of Directors.
                 -------------------------

     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                                  ARTICLE III

                                  COMMITTEES
                                  ----------

     Section 1.  Committees of the Board of Directors.
                 ------------------------------------

     The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. The Board of Directors, by a vote of a majority of the Board of Directors, may also appoint members of senior management to serve on committees so designated; provided, however, that the actions of such a committee shall be deemed to be actions of the Board of Directors only to the extent that such actions were approved by a majority of members of the Board of Directors elected to such committee and present at the meeting.

     Section 2.  Conduct of Business.
                 -------------------

     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith and consistent with any written charter approved by the Board of Directors, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     Section 3.  Nominating Committee.
                 --------------------

     The Board of Directors shall appoint a Nominating Committee of the Board, consisting of three (3) members, one of which shall be the Chief Executive Officer if, and only so long as, the Chief Executive Officer remains in office as a member of the Board of Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these By-laws in order to determine compliance with such By-law and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

     Section 1.  Generally.
                 ---------

            (a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board and the Chief Executive Officer shall be chosen from among the directors. Any number of offices may be held by the same person.

            (b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

            (c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

     Section 2.  Chairman of the Board.
                 ---------------------

     The Chairman of the Board shall be the Chief Executive Officer unless the Board of Directors specifically designates otherwise. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business affairs of the Corporation, and he shall see that the resolutions and directions of the Board of Directors are carried into effect.

     Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chairman of the Board or, in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the Treasurer of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

     Section 3.  Vice Chairman.
                 -------------

     The Board of Directors may appoint one of more Vice Chairmen. The Vice Chairman, if any, shall, subject to the control of the Board of Directors, assist the Chairman in performing the duties and carrying out the responsibilities of his office.

     Section 4.  President.
                 ---------

     The President shall, subject to the control of the Board of Directors, in general assist the chairman in the management and oversight of the administration and operation of the Corporation's business and its policies and affairs and in seeing that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. In the absence of the Chairman of the Board or in the event of his inability or refusal to act or while such office is vacant, the President shall perform the duties of the Chairman of the Board.

     Section 5.  Vice President.
                 --------------

     The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors or the President.

     Section 6.  Secretary.
                 ---------

     The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors or the President.

     Section 7.  Treasurer.
                 ---------

     The Treasurer shall be the Chief Financial Officer of the Corporation, shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

     Section 8.  Assistant Secretaries and Other Officers.
                 ----------------------------------------

     The Board of Directors may appoint one or more assistant secretaries and one or more assistant Treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-laws or as may be assigned to them by the Board of Directors or the President.

     Section 9.  Action with Respect to Securities of Other Corporations.
                 -------------------------------------------------------

     Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V

                                     STOCK
                                     -----

     Section 1.  Certificates of Stock.
                 ---------------------

     Each stockholder shall be entitled to a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 2.  Transfers of Stock.
                 ------------------

     Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 3.  Record Date.
                 -----------

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4.  Lost, Stolen or Destroyed Certificates.
                 --------------------------------------

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.  Regulations.
                 -----------

     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VI

                                   DIVIDENDS
                                   ---------

     Section 1.  Dividends.
                 ---------

     Subject to the provisions of the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the Shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock.

                                  ARTICLE VII

                                    NOTICES
                                    -------

     Section 1.  Notices.
                 -------

     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by electronic delivery (if the stockholder has consented to delivery of notice in such form), prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

     Section 2.  Waivers.
                 -------

     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     Section 1.  Generally.
                 ---------

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 2.  Expenses.
                 --------

     The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

     Section 3.  Insurance.
                 ---------

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 1.  Facsimile or Electronic Signatures.
                 ----------------------------------

     In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these By-laws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof and as fully as provided for by law.

     Section 2.  Reliance Upon Books, Reports and Records.
                 ----------------------------------------

     Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     Section 3.  Fiscal Year.
                 -----------
     The fiscal year of the Corporation shall commence January 1 and end December 31.

     Section 4.  Time Periods.
                 ------------

     In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE X

                                  AMENDMENTS
                                  ----------

     These By-laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments to be effected by the stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-laws, the affirmative votes of the holders of at least 80% of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these By-laws.